As filed with the Securities and Exchange Commission on August 2, 2012

Registration No. 333-175099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Interxion Holding N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Tupolevaan 24 1119 NX Schiphol-Rijk The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Interxion Holding N.V. 2008 International Stock Option and Incentive Master Award Plan and the Interxion Holding

N.V. 2011 International Stock Option and Incentive Master Award Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

United States

(Name and Address of Agent for Service)

(212) 894-8940

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On June 23, 2011, InterXion Holding N.V. (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-175099) with the Securities and Exchange Commission (the “Original Registration Statement”). Pursuant to the undertakings contained in Part II, Item 9 of the Original Registration Statement, the Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating Exhibit 23.1 of the Original Registration Statement to incorporate by reference the audit report of KPMG Accountants N.V. dated April 27, 2012 with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2011. This Amendment does not modify any provision of Part I or Part II of the Original Registration Statement other than Exhibit 23.1 as set forth below and filed herewith.

No additional shares of the Company’s common stock are being registered pursuant to this Amendment and the registration fees for the shares of the Company’s common stock to which the Original Registration Statement and this Amendment apply were paid at the time of filing the Original Registration Statement. Therefore, no additional registration fees are required.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description

23.1	Consent of KPMG Accountants N.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Amsterdam, The Netherlands, on August 2, 2012.

INTERXION HOLDING N.V.

By	/s/ David C. Ruberg
Name:	David C. Ruberg
Title:	Chief Executive Officer

We, the undersigned officers and directors of InterXion Holding N.V., hereby severally constitute and appoint David C. Ruberg, our true and lawful attorney, with full power to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable InterXion Holding N.V. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Ruberg	Chief Executive Officer and Executive Director (Principal Executive Officer)	August 2, 2012
David C. Ruberg

/s/ Josh Joshi	Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2012
M.V. “Josh” Joshi

/s/ John Baker	Non-Executive Director	August 2, 2012
John Baker

/s/ Robert M. Manning	Non-Executive Director	August 2, 2012
Robert M. Manning

Non-Executive Director
David Lister

/s/ Cees van Luijk	Non-Executive Director	August 2, 2012
Cees van Luijk

/s/ Michael Massart	Non-Executive Director	August 2, 2012
Michael Massart

/s/ Jean F.H.P. Mandeville	Non-Executive Director	August 2, 2012
Jean F.H.P. Mandeville

/s/ Donald J. Puglisi	Authorized Representative in the United States	August 2, 2012
Donald J. Puglisi

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG Accountants N.V.

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